Exhibit 99.2

FIRST OMNIBUS AMENDMENT TO LOAN DOCUMENTS

This First Omnibus Amendment to Loan Documents (this “Amendment”) is executed as of December 2, 2008,   between GDC NAUGATUCK, INC., a Delaware corporation (“Borrower”), GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation (“Guarantor”), and ATLAS PARTNERS MORTGAGE INVESTORS, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.            Lender made a loan (the “Loan”) in the original principal amount of Four Million, Five Hundred Thousand  and No/100 Dollars ($4,500,000.00) to Borrower, which Loan is evidenced by that certain Mortgage Note dated as of July 30, 2007 (the “Note”), made by Borrower in favor of Lender, secured by that certain Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 30, 2007 (the “Mortgage”), and guaranteed by Guarantor pursuant to that certain Guaranty dated as of July 30, 2007 (the “Guaranty”), executed by Guarantor in favor of Lender, among other Loan Documents (as such term and other terms used and not otherwise defined herein are defined in the Mortgage).

B.             Borrower, Guarantor and Lender have agreed to amend the Note, the Mortgage and the other Loan Documents in accordance with the terms set forth herein (and, to the extent not a party to any Loan Document, Guarantor has consented to such amendment).

NOW THEREFORE, in pursuance of such agreement and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

1.             General Amendments to Loan Documents.  All references in the Note, the Mortgage, the Guaranty and the other Loan Documents to the Note, the Mortgage, the Guaranty or any other Loan Document shall mean the Note, the Mortgage, the Guaranty or such other Loan Document, as amended by this Amendment.

2.              Specific Amendments to the Note

(a)            Effective January 1, 2009, Section 2 of the Note hereby is deleted in its entirety and the following is substituted in lieu thereof:

“Interest shall accrue on the principal balance of this Note outstanding from the date hereof through the Maturity Date (as hereinafter defined) at a per annum rate of interest (the “LIBOR Rate”) equal to LIBOR (as hereinafter defined) for the relevant Interest Period (as hereinafter defined) plus eight hundred (800) basis points, such LIBOR Rate to remain fixed for such Interest Period.  Any portion of the principal amount of this Note bearing interest at the LIBOR Rate is referred to herein as a “LIBOR Loan.” ”

(b)            Effective January 1, 2009, Section 3 of the Note hereby is deleted in its entirety and the following is substituted in lieu thereof:

“As used herein, the term “LIBOR” shall mean a rate of interest equal to the greater of (i) four percent (4%) per annum and (ii) the per annum rate of interest at which United States dollar deposits for a one month period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two business days prior to the commencement of such month (or three business days prior to the commencement of such month if banks in London, England were not open and dealing in offshore United States dollars on such second preceding business day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion).  Lender’s determination of LIBOR shall be conclusive, absent manifest error.  The term “Interest Period” shall mean with regard to any LIBOR Loan, a thirty-day period.”

(c)            Effective on the date hereof, Section 5(ii) of the Note hereby is deleted in its entirety and the following is substituted in lieu thereof:

“There shall be no amortization of the principal of this Note prior to the Maturity Date (provided that, in the event of any prepayment under this Note, such prepayment may be applied to principal hereof to the extent provided by the terms of this Note).  The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.  The term “Maturity Date” shall mean July 31, 2010.”

3.              Extension Fee.  In consideration of the extension of the Maturity Date affected by this Amendment, Borrower shall pay to Lender on or prior to August 1, 2009, an extension fee equal to Forty-Five Thousand and No/100 Dollars ($45,000.00).  Any failure by Borrower to pay to Lender such extension fee on or prior to August 1, 2009, shall constitute an Event of Default under the Note.

4.              Ratification of Loan Documents.  Except as amended by this Amendment, all term, covenants and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect as first written. In the event of a conflict between the terms of any of the Loan Documents and this Amendment, the provisions of this Amendment shall govern.

5.              Entire Agreement.  This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

6.              Governing Law.  This Amendment is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Connecticut.

7.              Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

8.              Authority.  Each party hereto hereby represents and warrants that it is authorized to enter into this Amendment and has obtained all necessary consents, if any, needed to enter into this Amendment.

9.              Parties Bound.  This Amendment shall inure to the benefit of and be binding upon Borrower, Guarantor and Lender, and their respective permitted successors and assigns.

10.            Headings.  Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

11.            Expenses Relating to the Amendment.  Borrower shall pay all reasonable out-of-pocket expenses, charges, costs and fees relating to this Amendment, including without limitation, Lender’s reasonable attorneys’ fees.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

GDC NAUGATUCK, INC., a Delaware corporation

By:
Name:
Title:

GUARANTOR:

GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation

By:
Name:
Title:

LENDER:

ATLAS PARTNERS MORTGAGE INVESTORS, LLC, a Delaware limited liability company

By:	Atlas Partners, L.L.C., its Manager

By:
	Name:	Roger F. Ruttenberg
	Title:	President

ACKNOWLEDGED AND CONSENTED TO BY THE UNDERSIGNED, AS “SUBORDINATE CREDITOR” UNDER THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JULY 30, 2007, THE TERMS OF WHICH HEREBY ARE RATIFIED BY SUCH SUBORDINATE CREDITOR:

Howard S. Modlin, an individual	John L. Segall, an individual